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Exhibit 99.1

Janus Investment Fund

			Lipper Rankings Based on Total Returns as of 3/31/06
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
Growth Funds	PM Inception	Lipper Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	64	439 / 694	34	198 / 593	70	335 / 479	50	82 / 163	##
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	8	55 / 694	2	6 / 593	8	38 / 479	2	2 / 163	4	9 / 231
Janus Mercury Fund	Jan-06	Large-Cap Growth Funds	36	249 / 694	10	56 / 593	42	198 / 479	10	15 / 163	##
Janus Olympus Fund	Aug-97	Multi-Cap Growth Funds	22	89 / 418	53	190 / 359	68	194 / 288	19	17 / 93	15	20 / 134
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	53	294 / 556	25	113 / 460	69	242 / 353	71	89 / 126	18	70 / 399
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	55	292 / 538	9	38 / 455	15	55 / 368	38	45 / 118	27	93 / 353
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	4	16 / 418	1	3 / 359	6	15 / 288	—	—	30	67 / 230
Janus Triton	Jan-06	Small-Cap Growth Funds	4	17 / 538	—	—	—	—	—	—	##
Janus Research	Feb-05	Multi-Cap Growth Funds	7	28 / 418	—	—	—	—	—	—	7	26 / 411
Core Funds
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	3	24 / 884	10	68 / 751	12	73 / 619	3	5 / 238	2	9 / 802
Janus Balanced Fund	Apr-05	Balanced Funds	7	44 / 665	56	267 / 481	27	104 / 393	7	12 / 185	##
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	1 / 875	1	2 / 608	3	10 / 438	—	—	9	28 / 346
Janus Core Equity Fund	Apr-05	Large-Cap Core Funds	1	5 / 884	4	25 / 751	3	14 / 619	—	—	##
INTECH Risk-Managed Stock	Feb-03	Multi-Cap Core Funds	40	350 / 875	21	125 / 608	—	—	—	—	24	140 / 607
Global/International Funds
Janus Worldwide Fund	Jun-04	Global Funds	94	335 / 356	94	273 / 291	98	215 / 219	65	53 / 81	86	278 / 326
Janus Overseas Fund	Jun-03	International Funds	1	1 / 897	1	4 / 768	14	80 / 586	4	7 / 225	1	2 / 781
Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	34	61 / 179	28	46 / 165	38	45 / 119	—	—	31	15 / 48
Janus Global Technology Fund	Jan-06	Science & Technology Funds	34	99 / 291	51	133 / 264	67	151 / 226	—	—	##
Janus Global Opportunities Fund	Jun-01	Global Funds	99	353 / 356	39	111 / 291	—	—	—	—	19	42 / 228
Value Funds
Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	65	170 / 263	56	119 / 214	32	44 / 139	—	—	5	4 / 81
Janus Small Cap Value Fund — Inv.(1,2)	Feb-97	Small-Cap Core Funds	91	568 / 626	91	447 / 493	65	243 / 373	—	—	18	25 / 140
Fixed Income Funds
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	34	158 / 470	33	133 / 404	26	82 / 320	22	31 / 145	4	2 / 57
Janus High-Yield Fund	Dec-03	High Current Yield Funds	36	155 / 435	85	323 / 382	55	169 / 310	7	7 / 109	48	195 / 407
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	28	63 / 224	17	30 / 181	47	60 / 129	22	14 / 65	20	36 / 185
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	48	123 / 256	86	215 / 249	76	166 / 220	82	117 / 142	53	135 / 256
	Percent of JIF Funds per Lipper Quartile based on Total Returns(3)
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	40.0%	47.8%	33.3%	64.3%	68.4%
2nd Quartile	32.0%	17.4%	28.6%	14.3%	21.1%
3rd Quartile	16.0%	17.4%	28.6%	14.3%	5.3%
4th Quartile	12.0%	17.4%	9.5%	7.1%	5.3%

Lipper Inc.—A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

  (1)
  Closed to new investors

  (2)
  Ranking is for the investor share class only; other classes may have different performance characteristics.

  (3)
  Percentile ranking calculations exclude Janus Money Market Funds.

  ##
  The Fund's since PM-Inception ranking is not available.

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  Exhibit 99.1